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                                                                 Exhibit 1.1




                                 1,200,000 Units

                             ACTIVEWORLDS.COM, INC.

             Each Unit consisting of one share of Common Stock and a
              Series B Redeemable Common Stock Purchase Warrant to
                       purchase one share of Common Stock

                             Underwriting Agreement


                                                    As of              , 1999


HD Brous & Co, Inc.
40 Cuttermill Road
Great Neck, New York 11021

Dear Sirs:

         Activeworlds.com, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to HD Brous & Co., Inc., a New York corporation ("Brous" or the "Underwriter"), upon the basis of the representations, warranties, and agreements of the Company contained in this Underwriting Agreement (the "Agreement") and, subject to the terms and conditions of this Agreement, the Underwriter proposes to purchase from the Company, an aggregate of 1,200,000 Units, each Unit to consist of one (1) share of the Company's common stock, par value $.001 per share ("Common Stock"), and a Series B Redeemable Common Stock Purchase Warrant ("Warrant") to purchase one (1) share
of Common Stock at a price of $     per share, subject to adjustment. The
1,200,000 Units are hereinafter collectively referred to as the "Firm Units." The shares of Common Stock issuable upon exercise of the Warrants are presently authorized but unissued shares of the Common Stock of the Company. In addition, the Company proposes to grant the Underwriter the option to purchase from the Company up to an additional 180,000 Units (collectively "Option Units") solely for the purpose of covering over-allotments, if any, in connection with the sale of the Firm Units. The Company also proposes to issue and sell to the Underwriter or its designees, Unit Purchase Options (collectively, the "Unit Purchase Option") to purchase 120,000 Units (collectively the "Purchase Option Units") as more fully described in Paragraph 5(a) of this Agreement. The Warrants included in the Firm Units, the Option Units and the Purchase Option Units are referred to in this Agreement collectively as the "Warrants." The Firm Units, Option Units and Purchase Option Units are referred to in this Agreement collectively as the "Securities."

         The Company hereby confirms the agreement made by it with respect to the purchase of the Firm Units and the Option Units by the Underwriter, as follows.

         1.       Purchase, Sale, and Delivery of the Securities

                  (a) Purchase and Sale of Firm Units. Subject to the terms and conditions of this Agreement, and upon the basis of the representations and warranties contained in this Agreement, the Company agrees to issue and sell to the Underwriter, and Underwriter agrees to


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purchase from the Company, the Firm Units at a price of        and       /100
dollars ($     . ) per Unit. The Underwriter plans to offer the Firm Units for sale to the public at the price and upon the terms set forth in the Prospectus (the "Public Offering") as soon as practicable after the date the Registration Statement, as hereinafter defined, is declared effective (the "Effective Date") by the Securities and Exchange Commission (the "Commission"). The Company acknowledges that the Underwriter shall have the right to enter into agreements with selected dealers for the sale of the Units to the public.

                  (b)      Over-Allotment Option.

                           (i)      The Company hereby grants to the Underwriter
an option (the "Over-Allotment Option") to purchase from the Company, solely for the purpose of covering over-allotments in connection with the sale of Firm Units, all or any portion of the Option Units for a period of forty-five (45) days from the date of this Agreement at the same purchase price payable by the Underwriter for Firm Units as provided in Paragraph 1(a) of this Agreement. The Option Units shall be purchased from the Company, for the account of Underwriter.

                           (ii)     The Over-Allotment Option may be exercised
during the term thereof by written notice to the Company from the Underwriter. Such notice shall set forth the aggregate number of Option Units as to which the option is being exercised and the time and date of payment and delivery therefor. Such time and date of delivery shall not be earlier than either the Closing Date (as defined below) or the second business day after the day on which the option shall have been exercised, nor later than the fifth business day after the date of such exercise, as determined by the Underwriter (the "Option Closing Date"). Delivery and payment for such Option Units shall be at the offices set forth below for delivery and payment of the Firm Units.

                           (iii)    The obligation of the Underwriter to
purchase and pay for any of the Option Units is subject to the accuracy and completeness (as of the date of this Agreement and as of the Option Closing
Date) of and compliance in all material respects with the representations and warranties of the Company in this Agreement, to the accuracy and completeness of the statements of the Company or its officers made in any certificate or other documents to be delivered by the Company pursuant to this Agreement, to the performance in all material respects by the Company of its obligations hereunder, to the satisfaction by the Company of the conditions as of the date of this Agreement and as of the Option Closing Date set forth in Paragraph 1(c) of this Agreement and to the delivery to the Underwriter an opinion, certificates and letters dated the Option Closing Date substantially similar in scope to those specified in Paragraph 6 of this Agreement, but with each reference to the "Closing Date" being deemed to be the "Option Closing Date." Notwithstanding the exercise of the Over-Allotment Option, the Underwriter may, at any time prior to the payment for the purchase price of the Option Units, cancel, in whole or in part, the exercise of the Over-Allotment Option, in which event, the Underwriter shall only be obligated to purchase and pay for those only Option Units, if any, remaining subject to the exercise of the Over-Allotment Option after such cancellation.

                  (c)      Delivery of and Payment for Securities.

                           (i)      Delivery of the stock and warrant
certificates representing the securities comprising the Firm Units shall be made to the Underwriter at the offices of Brous, 40 Cuttermill Road, Great Neck, New York 11021, or such other location as you shall determine and

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advise the Company upon at least two (2) full business days' notice in writing, against payment therefor by certified or bank cashier's check drawn in New York clearing house funds or similar next day funds or by wire transfer payable to the order of the Company, at 10:00 A.M., Eastern Time, on ____________, 1999, or at such other time and business day (Saturdays, Sundays, and legal holidays in New York, New York not being considered business days for the purposes of this Agreement), not later than the 10th business day following the Effective Date, as shall be determined by the Underwriter, which time and date are herein called the "Closing Date."

                           (ii)     Delivery of certificates for the Common
Stock and Warrants comprising the Units shall be made in registered form in such name or names and in such denominations as you shall specify to the Company upon at least two (2) full business days' notice in writing prior to the Closing Date or the Option Closing Date, as the case may be. The Company will make the certificates available to the Underwriter for examination at the offices of the Underwriter, 40 Cuttermill Road, Great Neck, New York 11021, Attention: Howard
D. Brous, Chairman, or at such other location as you shall specify to the Company, not later than 2:00 P.M., Eastern Time, on the business day immediately preceding the Closing Date or the Option Closing Date, as the case may be. At the request of the Underwriter, delivery of the Common Stock and Warrants comprising the Units shall be made through the facilities of Depository Trust Company ("DTC").

                  (d) Use of Preliminary Prospectus. The Company hereby confirms its authorization to the Underwriter to use, and to make available for use by prospective dealers, the Preliminary Prospectus, and the Company hereby authorizes the Underwriter, all selected dealers, and all other dealers to whom any of the Securities may be sold by the Underwriter or Selected Dealers, to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Securities in accordance with the applicable provisions of the Securities Act of 1933, as amended (the "Securities Act"), the rules and regulations (the "Regulations") of the Commission thereunder, and applicable state law until completion of the Public Offering and for such longer period as Underwriter may request if the Prospectus is required to be delivered in connection with sales of the Securities by Underwriter or a dealer.

         2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriter that:

                  (a) Filing of Registration Statement. The Company has prepared in conformity with the requirements under the Securities Act and the Regulations, and has filed with the Commission under the Securities Act, a registration statement on Form SB-2, File No. 333-_____, including the related preliminary prospectus, for the registration of the Securities. The conditions for the use of a registration statement on Form SB-2 set forth in the General Instructions thereto have been satisfied with respect to the Company, the transactions contemplated by this Agreement, and the Registration Statement. As used in this Agreement, the term "Registration Statement" means such registration statement of the Company, as amended, on file with the Commission at the time the registration statement becomes effective under the Securities Act (including all financial statements and financial schedules, exhibits, all other documents filed as a part thereof or incorporated by reference therein, and all the information contained in any final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed by virtue of Rule 430A of this Commission under the Securities Act to be part of the Registration Statement). The term "Prospectus" as used in this Agreement means the final prospectus included as part of the Registration Statement, including, if applicable, the information contained

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in any final prospectus filed with the Commission pursuant to Rule 424(b) of the
Commission under the Securities Act or deemed by virtue of Rule 430A of the Commission under the Securities Act to be part of the Registration Statement.
The term "Preliminary Prospectus" refers to and means any prospectus included in the Registration Statement or any amendment thereto prior to the Registration Statement becoming effective under the Securities Act.

                  (b) Use and Accuracy of Preliminary Prospectus. To the Company's Knowledge, the Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or any part thereof, and each Preliminary Prospectus delivered to the Underwriter for dissemination in connection with the offering, at the time of filing thereof and delivery to the Underwriter for such dissemination, did not contain any untrue statement of a material fact, or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the foregoing shall not apply, however, to statements in, or omissions from, any Preliminary Prospectus that are based upon and conform to written information furnished to the Company with respect to Underwriter (or any affiliate or associate thereof) by or on behalf of the Underwriter or such Underwriter specifically for use in the preparation thereof. As used in this Agreement, the term "the Company's Knowledge" or words of like import shall mean and include (i) actual knowledge of the Company or any executive officer or director of the Company and (ii) that knowledge which a prudent businessperson could reasonably have obtained in the management of such person's business affairs after exercising reasonable due diligence.

                  (c) Effectiveness and Accuracy of Registration Statement. The Registration Statement and the Prospectus, from the Effective Date through the Closing Date and, if Option Units are purchased, up to the Option Closing Date, will comply as to form in all material respects with the applicable requirements of the Securities Act and the Regulations, and neither the Registration Statement nor the Prospectus will, on such dates, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, on such dates, no event will have occurred that should have been set forth in an amendment or supplement to the Registration Statement or the Prospectus that has not then been set forth in such an amendment or supplement; the foregoing shall not apply, however, to statements in, or omissions from, the Registration Statement or Prospectus that are based upon and conform to written information furnished to the Company with respect to the Underwriter (or any affiliate or associate thereof) by or on behalf of the Underwriter specifically for use in the preparation thereof. The descriptions in the Registration Statement and the Prospectus of contracts and other documents of the Company are accurate and present fairly the information required to be disclosed, and there are no contracts or other documents required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement under the Securities Act or the Regulations which have not been so described or filed as required.

                  (d) Independent Public Accountants. Panel Kerr Forrester, PC, the accountants whose reports on the financial statements of the Company are filed with the Commission as a part of the Registration Statement, are, and were during the periods covered by its report, independent public accountants with respect to the Company as required by the Securities Act and the Regulations.

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                  (e) Organization and Qualification. Each of the Company and
its wholly-owned subsidiary, Activeworlds, Inc., a Nevada Corporation (the "Subsidiary"), is (i) a corporation duly organized and existing in good standing under the laws of the state of its incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted and (ii) qualified to conduct business as a foreign corporation to do business and in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. Other than the Subsidiary, the Company has no subsidiaries and has no equity interest in, and, the Company has no loans to or guarantee of obligations of, any other corporation, limited liability company, partnership or other entity. As used in this Agreement, the term "Material Adverse Effect" means any material adverse effect on (A) the Common Stock and the Warrants; (B) the ability of the Company to perform its obligations under this Agreement, the Warrant Agreement or the Unit Purchase Option or (C) the business, operations, properties, financial condition or prospects of the Company or the Subsidiary.

                  (f) No Other Interests of Investments. Except for the Company's ownership of and advances to the Subsidiary, neither the Company nor either Subsidiary controls, directly or indirectly, or has any direct or indirect interest or investment in any corporation, firm, partnership, association, limited liability company, business trust or other business organization, and does not own any shares of stock or any other securities of (other than bank certificates of deposit, shares or units of interest in "money market" funds, or as set forth in the Prospectus) and, except as set forth in the Prospectus, neither the Company nor the Subsidiary has made any loans (other than advances to employees in the ordinary course of business, none of which are material or made to officers or directors) to or guaranteed any obligations of, any other corporation, firm, partnership, association, limited liability company, business trust or other business organization.

                  (g) Capitalization and Legality of Securities. (i) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization." The capital stock and other securities of the Company conform to the descriptions thereof contained in the Prospectus under the caption "Description of Capital Stock." Except as otherwise set forth in the Prospectus, there are no outstanding options, warrants, or other rights to purchase any shares of Common Stock or other capital stock, or to purchase any other securities convertible into or exchangeable for Common Stock. The outstanding securities of the Company and the outstanding securities of the Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable. All the shares of Common Stock which are (i) registered pursuant to the Registration Statement, (ii) issuable upon exercise of the Warrants registered pursuant to the Registration Statement, and (iii) issuable upon exercise of the Unit Purchase Option and the warrants issuable upon exercise of the Unit Purchase Option have been duly authorized and, when issued and delivered against payment therefor as provided in this Agreement, the Prospectus, Warrant Agreement or the Unit Purchase Option, as applicable, will be validly issued, fully paid and nonassessable.

                           (ii)     The Company owns all of the issued and
outstanding capital stock of the Subsidiary. The Subsidiary has not granted any options, warrants or rights or issued any convertible notes, debentures, preferred stock or other securities or entered into any agreement or understanding upon the exercise or conversion of which or pursuant to the terms of which any shares of any class or series of capital stock of the Subsidiary may be issued.

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                           (iii) This Agreement constitutes, and the Warrant
Agreement, the Warrants, Unit Purchase Option and the Warrants issuable upon exercise of the Unit Purchase Option will constitute, when sold and delivered as contemplated, valid and binding obligations of the Company enforceable in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and similar laws and court decisions now or hereafter in effect relating to or affecting creditors' rights and remedies generally and (B) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity). A sufficient number of shares of Common Stock have been reserved for issuance upon sale of the Securities and Purchase Option Units and upon the exercise of all of the above-referenced Warrants.

                  (h) Financial Statements. The financial statements (audited and unaudited) of the Company and the related financial exhibits and schedules included in the Prospectus or filed with and as part of the Registration Statement present fairly the consolidated financial position of the Company (and the Subsidiary ) as of the balance sheet dates and the results of its consolidated operations and cash flows for the respective periods then ended, and such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved; all adjustments that are necessary for a fair presentation of the results for such periods have been made. The financial statements filed with the Registration Statement or included in the Prospectus are the only financial statements required under the Securities Act or the Regulations to be included in the Registration Statement and Prospectus.

                  (i) Material Loss. Neither the Company nor the Subsidiary has, since the date of the latest financial statements included in the Prospectus, sustained any material loss or interference with its business from fire, explosion, flood, or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order, or decree, other than as set forth in the Prospectus. Since the respective dates as of which information is set forth in the Prospectus, and except as otherwise set forth therein: (i) there has not been any change in the capital stock, or material increase in the long-term debt, of the Company or the Subsidiary; (ii) there has not been any material adverse change in the condition (financial or otherwise), business, results of operations, general affairs, or management of the Company or the Subsidiary, whether or not arising in the ordinary course of business;
(iii) no event has occurred that would result in a material write-down of assets of the Company or the Subsidiary; (iv) neither the Company nor the Subsidiary has incurred any material liability or obligation, direct or contingent, or entered into any material transaction, other than those in the ordinary course of business; (v) neither the Company nor either Subsidiary has purchased any of the Company's outstanding capital stock; (vi) there has been no dividend or distribution of any kind declared, paid, or made by the Company or the Subsidiary in respect of the Common Stock; (vii) there has not been any material interruption in the availability of materials, supplies, or equipment necessary for the conduct of the business of the Company or the Subsidiary; and (viii) there has not been any execution or imposition of any material lien, charge, or encumbrance upon any property or assets of the Company or the Subsidiary.

                  (j) Compliance with Documents and Laws. Neither the Company nor the Subsidiary is in violation of its certificate of incorporation, by-laws, or other governing documents, or in material default in the due performance of any material lease or other material contract,

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indenture, mortgage, deed of trust, note, loan, or other material agreement or instrument to which the Company or the Subsidiary is a party or by which it or any of its properties or businesses are subject or bound, or, to the Knowledge of the Company, any applicable material license, franchise, certificate, permit, authorization, statute, rule or regulation of or from any public, regulatory, or governmental agency or authority having jurisdiction over the Company or the Subsidiary or any of their respective properties or assets, or any approval, consent, order, judgment or decree, except such as could not reasonably be expected to have a Material Adverse Effect. The execution and performance of this Agreement by the Company will not conflict with or result in a breach or violation of, or default under, any material lease or other material contract, indenture, mortgage, deed of trust, note, loan, or other material agreement or instrument to which the Company or the Subsidiary is a party or by which the Company, the Subsidiary or any of their respective properties or businesses are subject, and no consent, approval, authorization, or order of any court or governmental authority or agency having jurisdiction over any of the Company, the Subsidiary or any of their respective properties or assets is required to be obtained by the Company for the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained or may be required under the Securities Act, the Regulations, the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the regulations of the Commission thereunder or state securities (or "Blue Sky") laws or the applicable rules and regulations promulgated thereunder.

                  (k) Authorization of Agreements. Each of this Agreement, the Warrant Agreement, the Warrant, the Unit Purchase Options, has been duly authorized, executed and delivered by the Company and constitutes the valid, binding and enforceable obligation of the Company. The execution, delivery and performance of this Agreement, the Warrant Agreement, the Warrants, and the Unit Purchase Options by the Company, the consummation by the Company of the transactions herein and therein contemplated, and the compliance by the Company with the terms of this Agreement, the Warrant Agreement, the Warrants, the Unit Purchase Option have been duly authorized by all necessary corporate action and do not and will not, with or without the giving of notice or the lapse of time, or both, (i) result in any violation of the certificate of incorporation and by-laws of the Company, (ii) result in a breach of or conflict with any of the terms or provisions of, or constitute a default under, or result in the modification or termination of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or the Subsidiary pursuant to any indenture, mortgage, note, contract, commitment or other agreement or instrument to which the Company or either Subsidiary is a party or which the Company or the Subsidiary or any of their respective properties or assets are or may be bound or affected, (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company, the Subsidiary or any of their respective properties or business, or (iv) violate any permit, certification, registration, approval, consent, license or franchise applicable to the business or properties of the Company or the Subsidiary.

                  (l) Title to Property. The Company has good title to, and valid and enforceable leasehold estates in, all items of property described in the Registration Statement or Prospectus as owned or leased by it, as the case may be, or that are material to the conduct of the Company's businesses, free and clear of all liens, encumbrances, claims, security interests, and other restrictions, other than those described in the Prospectus and those that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. The leases,

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licenses or other contracts or instruments under which the Company leases, holds or is entitled to use any property, real or personal, are valid, subsisting and enforceable as against the Company and, to the Company's Knowledge, the other parties thereto, with only such exceptions as are not material and do not interfere with the use of such property made, or proposed to be made, by the Company, and all rentals, royalties or other payments accruing thereunder which became due prior to the date of this Agreement have been duly paid, and neither the Company nor, to its Knowledge, any other party is in default thereunder and, to the Company's Knowledge, no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default thereunder.
The Company has not received notice of any violation of any applicable law, ordinance, regulation, order or requirement relating to its owned or leased properties except any such violation that could not reasonably be expected to have a Material Adverse Effect. The Company has insured their respective properties against loss or damage by fire or other casualty and maintain such other insurance which management of the Company believes is adequate for the Company's present and proposed business operations.

                  (m) Copyrights, Trademarks and Intellectual Property Rights. Except as set forth in the Prospectus, the Company owns or possesses the requisite licenses or rights to use all trademarks, copyrights, service marks, service names, and trade names, if any, presently used in or necessary to conduct their respective businesses as described in the Prospectus. To the Company's Knowledge, neither the Company nor the Subsidiary has infringed the rights of another in any patent, trademark, copyright, service mark, service name, trade name, trade secret, confidential information, or any other such intellectual property, and there is no outstanding claim of others alleging any such infringement. To the Company's Knowledge, there is no claim or action by any person pertaining to, or proceeding pending, or threatened, which challenges the exclusive rights of the Company or the Subsidiary with respect to any trademarks, copyrights, service marks, service names and trade names used in the conduct of the Company's or the Subsidiary's business.

                  (n) Litigation. There is no litigation or governmental or other proceeding or investigation before any court or before or by any public, regulatory, or governmental agency or authority (or any judgment, decree, or order of such court, agency, or authority) pending or, to the Company's Knowledge, threatened, to which the Company or the Subsidiary is a party or of which the business or property of the Company is the subject that is material to the Company and is not disclosed in the Prospectus. There are no outstanding orders, judgments or decrees of any court, governmental agency or other tribunal naming the Company or the Subsidiary and enjoining the Company or the Subsidiary from taking, or requiring the Company or the Subsidiary to take, any action, or to which the Company, the Subsidiary or their respective properties or businesses are bound or subject.

                  (o) Prohibited Payments. Neither the Company nor the Subsidiary nor any of their respective directors or officers acting in any capacity on behalf of the Company or the Subsidiary nor, to the Company's Knowledge, any of the Company's or the Subsidiary's sales agents, directly or indirectly, has used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

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                  (p) Internal Accounting Controls. The Company and the
Subsidiary maintain a system of internal accounting controls which, taken as a whole, is sufficient to meet the broad objectives of preventing and detecting errors or irregularities in amounts that would be material to the Company's and the Subsidiary's financial statements, and neither the Company nor either Subsidiary has received any formal or informal notice from its independent accountants to the contrary. Except as specifically disclosed in the Prospectus, neither the Company nor any of its employees or agents has made any payment or transfer of any funds or assets of the Company, conferred any personal benefit by the use of the assets of the Company or received any funds, assets, or personal benefit in violation of any law, rule, or regulation, which is required to be stated in the Prospectus or necessary to make the statements therein not misleading.

                  (q) Tax Returns. The Company and the Subsidiary have filed all Federal, state, and local tax returns required to be filed through the date of this Agreement, including but not limited to franchise tax returns, or has obtained valid extensions with respect to such filings not made; neither the Company nor the Subsidiary is in default in the payment of any taxes or other amounts that were payable pursuant to said returns or any assessments with respect thereto; and neither the Company nor the Subsidiary is aware of any tax or other payment deficiency outstanding, proposed, or assessed against the Company or the Subsidiary that could, in the aggregate, have a Material Adverse Effect. Except as disclosed in writing to the Underwriter, neither the Company nor the Subsidiary has executed or filed with any taxing authority, foreign or domestic, any agreement extending the period for assessment or collection of any income taxes and is not a party to any pending action or proceeding by and foreign or domestic governmental agency for assessment or collection of taxes; and no claims for assessment or collection of taxes have been asserted against the Company or the Subsidiary.

                  (r) Employee Plans. Except as set forth in the Prospectus, the Company does not have any employee benefit plans (including, without limitation, pension, profit sharing, and welfare benefit plans, but excluding health and disability insurance plans and disability provisions of employment contracts) or deferred compensation arrangements.

                  (s) Labor Disputes. No labor dispute exists or, to the Company's Knowledge, is imminent with the employees or other persons engaged by the Company or the Subsidiary which could reasonably be expected to result in a Material Adverse Effect.

                  (t) Registration Rights. No person, firm or entity of any nature whatsoever has any right to require the Company to register or attempt to register under the Securities Act or any other securities law any shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock, by reason of the filing of the Registration Statement with the Commission, and, except as set forth in the Prospectus, no person, firm or entity has any rights which may require the Company to file a registration statement within eighteen (18) months from the Effective Date.

                  (u) Stabilization. Neither the Company nor any person that controls, is controlled by or is under common control with the Company has taken or will take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in under the Exchange Act, stabilization or manipulation of the price of any security in order to facilitate the sale or resale of any of the Securities.

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                  (v) Finder or Broker. The Company has not retained or dealt with any broker or finder with respect to the transactions contemplated hereby, and the Company knows of no outstanding claims for services in the nature of a finder's fee or origination fee with respect to the sale of the Securities. The Company will indemnify and hold harmless Underwriter with respect to any claim for a finder's fee by any party claiming to be owed such fee based on contacts, conversations or arrangements with the Company.

                  (w) Employment Agreements. The employment agreements between the Company and its officers named under the caption "Management -- Employment Agreements" in the Prospectus, are binding and enforceable obligations upon the respective parties thereto in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws or arrangements affecting creditors' rights generally and subject to principles of equity, and public policy considerations.

                  (x) Contracts. Each material contract or other instrument (however characterized or described) to which the Company or the Subsidiary is a party or by which it or its property or business is or may be bound or affected and to which reference is made in the Prospectus has been duly and validly executed by the Company or by the Subsidiary, as applicable, is in full force and effect in all material respects and, assuming that each other party has full power, corporate or other, to execute, deliver and perform such contracts, is enforceable against the parties thereto in accordance with its terms, and none of such contracts or instruments has been assigned by the Company or the Subsidiary, and neither the Company or the Subsidiary, nor, to the Company's Knowledge, any other party is in default thereunder and, to the Company's Knowledge, no event has occurred which, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. None of the material provisions of such contracts or instruments violates any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court having jurisdiction over the Company or the Subsidiary or any of their assets or businesses, where such violation or default would have a Material Adverse Effect.

                  (y) Year 2000 Compliance. To the Company's Knowledge, except as disclosed in the Prospectus, the Company's and the Subsidiary's computer systems and products are designed to be year 2000 compliant, and the disclosure in the Prospectus concerning Year 2000 compliance is true and correct in all material respects.

         3. Covenants of the Company. The Company covenants and agrees with the Underwriter that:

                  (a) Effectiveness of Registration Statement. The Company will use its best efforts to cause the Registration Statement and any subsequent amendments thereto to become effective as promptly as possible. The Company will notify you promptly (i) when the Registration Statement or any subsequent amendment thereto has become effective or any supplement to the Prospectus has been filed and (ii) of the receipt of any requests, and the nature and substance thereof, by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for any other additional information. The Company will prepare and file with the Commission, promptly upon your reasonable request, any amendments or supplements to the Registration Statement or Prospectus that may be necessary or advisable in connection with the distribution of the Securities or any of the Securities. The Company will file no amendment or supplement to the Registration Statement or Prospectus (other than any document required to be filed under the Exchange Act that upon filing is deemed to be incorporated by reference therein) to which you shall reasonably object by notice to the Company after having been furnished a copy within a reasonable time, but no later than three (3) business days, prior to the proposed filing thereof. The Company will furnish to you at or prior to the filing thereof a copy of any document that upon filing is deemed to be incorporated by reference in whole or in part in the Registration Statement or Prospectus.

                  (b) Notice of Stop Order. The Company will advise you promptly, and confirm in writing, when and if it receives notice or obtains Knowledge of (i) the issuance by the Commission of any stop order or other order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the effectiveness of the Registration Statement, (ii) the suspension of the qualification of any of the Securities for offering or sale in any jurisdiction in which they were previously qualified, or (iii) the initiation or threat of any proceeding for that purpose. The Company will promptly use its best efforts to prevent the issuance, and to obtain the withdrawal if such issuance is not prevented, of any such stop order or other suspension.

                  (c) Compliance with the Securities Act and the Exchange Act. Within the time during which a prospectus relating to the Securities is required to be delivered under the Securities Act, the Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act, as now and hereafter amended, and by the Regulations, as from time to time in force to permit the continuance of sales of or dealings in the distribution of the Securities as contemplated by the provisions therein, in this Agreement, and in the Prospectus. If during such period any event as to which the Company has Knowledge occurs as a result of which the Prospectus as then amended or supplemented includes an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act, the Company will notify you promptly, will amend the Registration Statement or supplement the Prospectus to comply with the Securities Act, the Company will notify you promptly, will amend the Registration Statement or supplement the Prospectus (at the expense of the Company) so as to correct such statement or omission or otherwise to effect such compliance, and will furnish without charge to Underwriter and to any dealer in securities as many copies of such amended or supplemented Prospectus as you may from time to time reasonably request.

                  (d) Copies of Registration Statement. The Company will deliver to Underwriter, from time to time without charge, such number of copies of the Registration Statement (at least one of which delivered to you shall be manually signed and will include all exhibits), each Preliminary Prospectus, the Prospectus, and all amendments and supplements thereto, in each case as soon as available and in such quantities and to such persons as requested by you.

                  (e) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with you and your counsel, to register or qualify the Securities for offering and sale under the securities laws of such jurisdictions as you reasonably designate, and will continue such qualifications in effect for so long as may be necessary to complete the distribution of such Securities; provided that in no event shall the Company be required in connection therewith to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

                  (f) Section 11(a) Earnings Statement. The Company will make generally available to its security holders (within the meaning of Section 11(a) of the Securities Act) and deliver to you as soon as practicable (but not later than fifteen (15) months after the Effective Date), an earnings statement that shall satisfy the requirements of Section 11(a) and Rule 158 under the Securities Act, covering a period of at least twelve (12) consecutive months after the Effective Date.

                  (g) Information to the Underwriter. Until the earlier of the third (3rd) anniversary of the Effective Date or such date as of which the Warrants and the Unit Purchase Option have been exercised or have expired, the Company will, at its cost and expense, furnish or cause to be furnished to you and your counsel, with reasonable promptness, copies of (i) annual audited balance sheets and audited statements of operations and changes in cash flows of the Company, and quarterly balance sheets and statements of income of the Company (which need not be audited), (ii) all reports, if any, to its stockholders, (iii) all reports filed by the Company with the Commission, and any securities exchange or the National Association of Securities Dealers, Inc. ("NASD") and (iv) such other material documents and information with respect to the Company and its affairs as you may from time to time reasonably request and which the Company can produce at reasonable cost; provided, however, that the Company shall not be required to produce such information or documents if the Company has received the opinion of its counsel that providing such information to Underwriter is reasonably likely to create liability under applicable Federal and state securities laws. Upon request, the Company shall also provide the Underwriter with current lists of its stockholders. In addition to the foregoing, during the six months following the Effective Date, the Company shall, at its cost and expense, furnish or cause to be furnished to the Underwriter, (x) daily issuer transfer sheets by Depository Trust Company ("DTC"), which shall be transmitted to the Underwriter by fax daily, and (y) weekly transfer sheets provided by the Company's transfer agent, which shall be provided to the Underwriter at the end of each week. For the three years subsequent to such six month period, upon request of the Underwriter, the Company shall furnish or cause to be furnished to the Underwriter with copies of the Company's monthly DTC transfer sheets and transfer sheets from the Company's transfer agent.

                  (h) Listing in Securities Manual; Investor Relations Firm. The Company shall, as soon as practicable after the Effective Date, use its best efforts to obtain listing on an expedited basis in Standard and Poor's Corporation Records or such other recognized securities manuals for which it may qualify for listing, and the Company shall use its best efforts to maintain such listings for at least three (3) years after the Closing Date. The Company further agrees at any time during the three (3) year period following the Closing Date, to engage within sixty (60) days of a written request by you, the services of an investor relations firm reasonably acceptable to you, who will act as investor relations liaison during such three (3) year period, which spokesperson is not required to be the same person during the duration of the three (3) year period, to consult with and advise the Company regarding communications and relations with stockholders and the financial and investment communities.

                  (i) Listing on Nasdaq. The Company shall apply for the inclusion of the Units, Common Stock and Warrants on The Nasdaq SmallCap Market (the "SmallCap Market") under the symbols AWLDV, AWLD and AWLDW or another symbol acceptable to the Underwriter, to take effect on the Effective Date; provided, that if the Common Stock and Warrants are not separate transferable on the Effective Date, then the Warrants need not be included in the SmallCap Market at such date; provided, however, that, on the date on which the Common Stock and Warrants first become separately transferable, the Warrants shall be listed on the Small Cap Market. At such time as the Company meets the eligibility requirements for the inclusion of the Common Stock on the Nasdaq National Market ("NNM"), the Company shall use its best efforts to obtain such listing. The Company shall use its best efforts to maintain the Nasdaq listing provided for in this Paragraph 3(i) for at least three (3) years after the date of this Agreement.

                  (j) Exchange Act Filings. The Company shall file such registration statement and take such other reasonable action, including the filing of a registration statement on Form 8-A and requesting effectiveness not later than the date the Registration Statement becomes effective, to register Common Stock and the Warrants pursuant to Section 12(g) of the Exchange Act, such registration statement to become effective simultaneously with the effectiveness of the Registration Statement, and shall thereafter use its best efforts to keep such registration effective. The Company shall comply with the Securities Act, the Regulations, the Exchange Act and the rules and regulations promulgated Commission under the Exchange Act, the applicable rules and regulations of the Nasdaq, and applicable state securities laws so as to permit the continuance of sales of and dealings in the Securities in compliance with applicable provisions of such laws, rules, and regulations, including the filing with the Commission and the Nasdaq of all reports required to be so filed, and the Company will deliver to the holders of the Securities all reports required to be provided to such holders pursuant to such laws, rules, or regulations.

                  (k) Use of Proceeds. The Company shall apply the net proceeds received from the sale of the Securities in the manner set forth under the caption "Use of Proceeds" in the Prospectus. The Company shall report the use of proceeds from the Offering in accordance with the Regulations and will provide a copy of each such report to you and your counsel.

                  (l)      Board Meetings and Membership.

                           (i) For a period of five (5) years commencing on the
Closing Date, the Underwriter shall have the right to designate one nominee (reasonably acceptable to the Company based on the designee's character and reputation) for election to the Company's Board of Directors. The Company shall initially elect such designee as soon as possible after the identity of such designee is provided to the Company and thereafter shall include the Underwriter's designee as a member of the board of directors' slate. Following the election of such nominee as a director, such person shall receive the same compensation, including options, that is paid to other non-employee directors of the Company and shall be entitled to receive reimbursement for all reasonable costs incurred in attending such meetings including, but not limited to, food, lodging and transportation. The Company agrees to indemnify and hold such director harmless to the maximum extent permitted by law, against any and all claims, actions, awards and judgments arising out of his or her service as a director and, in the event the Company maintains a liability insurance policy affording coverage for the acts of its officers and directors, to include such director as an insured under such policy. Such director shall also serve on the Company's audit, compensation and, if such committees are appointed, nominating and executive committees. The rights and benefits of such indemnification and the benefits of such insurance shall, to the extent possible, extend to the Underwriter insofar as it may be or may be alleged to be responsible for such director, without additional cost to the Company.

                           (ii)     In lieu of designating a member of the board
of directors pursuant to Paragraph 3(l)(i) of this Agreement, the Underwriter shall have the right, during the five-year period commencing on the Closing Date, to have one observer to attend all meetings of the Board of Directors of the Company and its executive, audit, compensation and such other committees as shall be designated by Underwriter. Such observer shall be entitled to the same compensation and reimbursement for expenses of attending meetings as is provided to non-employee directors and committee members and, to the extent it may legally do so, such indemnity as is provided to the Company's non-employee directors.

                  (m) Future Sales. Except for the permitted issuances described below, for a period of one (1) year from the Effective Date, the Company shall not sell or otherwise dispose of any Common Stock (or securities convertible into or exercisable for Common Stock) or Preferred Stock of the Company or any subsidiary of the Company without the Underwriter's prior written consent. Permitted issuance shall mean shares of Common Stock issuable (i) upon the exercise or conversion of options or warrants specifically contemplated in the Prospectus or provided for in this Agreement, (ii) pursuant to and in order to consummate a merger with or acquisition of an unaffiliated party in a transaction negotiated at arms' length and approved by (A) a majority of the Company's Board of Directors, and (B) all of the non-employee directors; (iii) in a public offering approved by the Underwriter, and (iv) pursuant to a private placement, at a price per share, or, with respect to convertible securities and warrants, having an exercise or conversion price, not less than 80% of the average of the closing bid prices of the Common Stock for ten (10) consecutive trading days ending not earlier than three (3) days prior to the date of such sale or on other terms acceptable to the Underwriter.

                  (n) Preferred Stock. The Company shall not create any series of preferred stock or issue any shares of preferred stock for two years from the Effective Date without the consent of the Underwriter.

                  (o) Press Releases. Prior to the later of the Closing Date or the Option Closing Date, if any, the Company will not issue, directly or indirectly, without your prior written consent (which consent shall not be unreasonably withheld), any press release or other public communication or hold any press conference with respect to the Company, its activities, or the public offering, other than trade releases in the ordinary course of the Company's business.

                  (p) Undertakings. The Company will comply with the provisions of all undertakings contained in the Registration Statement or made in connection with any application to register or qualify any of the Securities under blue sky laws.

                  (q) Certain Deliveries to the Underwriter. The Company will obtain from its officers, counsel, and accountants those certificates, opinions, and letters referred to in Paragraph 6 of this Agreement.

                  (r) Key Man Life Insurance. The Company will obtain on or before the Closing Date, and use its best efforts to maintain thereafter for the term of their respective employment with the Company, key man life insurance policies in the amount of $1,000,000 insuring the lives of Richard F. Noll, J. P. McCormick and ___________________, of with the Company named as sole beneficiary.

                  (s) Employment Agreements. The Company has entered into employment agreements with Richard F. Noll and J. P. McCormick on the terms that are disclosed in the Prospectus.

                  (t) Redemption and Dividends. For a period of two (2) years from the Closing Date, the Company shall not redeem any of its securities and shall not pay any dividends or make any other cash distribution without obtaining the Underwriter's prior written consent. The Underwriter shall either approve or disapprove such contemplated redemption of securities or dividend payment or distribution within ten (10) business days from the date the Underwriter receives written notice of the Company's proposal with respect thereto; a failure of the Underwriter to respond within the ten (10) business day period shall be deemed approval of the transaction. Nothing in this Paragraph 3(s) shall be construed to prohibit the Company from calling the Warrants for redemption subsequent to one year from the Effective Date.

                  (u) Restrictions on Sales, Options by Affiliates. The Company will cause each of its officers, directors, five percent (5%) stockholders to agree in writing that such person will not, during the six (6) month period immediately following the Effective Date (the "Lockup Period"), offer, pledge, sell (which term includes a short sale or sale against the box), contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, directly or indirectly, any shares of the Company's Common Stock without obtaining the Underwriter's prior written approval; provided that such persons may transfer such securities in a private transaction to a person who agrees to be subject to these restrictions.

                  (v) Outstanding Warrants, Options and Other Rights. There shall not be outstanding on the Closing Date any warrants, options, or other rights to purchase any shares of Common Stock, except as otherwise set forth in the Prospectus. During the two (2) years following the Effective Date, the Company shall not, without the prior written consent of the Underwriter, grant options, rights or warrants or sell any securities to its officers, directors, employees or consultants under its stock option plan as described in the Prospectus or otherwise except at an exercise, purchase or conversion price which is not less than the market price of the Common Stock on the date of grant, issuance or sale, as the case may be.

                  (w) Restrictions on Filing Registration Statements. During the eighteen (18) months following the Effective Date, the Company will not, without the prior written consent of the Underwriter, register any securities pursuant to the Securities Act, except that such restriction shall not apply to the registration of Common Stock issuable pursuant to the Company's present stock option plan, as described in the Prospectus, on a Form S-8 registration statement.

                  (x) Waiver of Registration Rights. The Company shall obtain a waiver of so-called "piggy-back" registration rights from any holders of any securities of the Company who have the right to require inclusion of any or all of their securities in the Registration Statement contemplated by this Agreement.

                  (y) Directors and Officers Liability Insurance. Within ninety
(90) days after the effective date of the Registration Statement, the Company will use its best efforts to obtain Directors and Officers Liability Insurance in an amount no less than $5,000,000 per occurrence.

                  (z) Accounting Firm. The Company shall retain an independent public accounting firm reasonably acceptable to the Underwriter for a period of three (3) years from the Effective Date. The Underwriter agrees that the firm of Panel Kerr Forrester, PC, is acceptable to the Underwriter. In addition, for a period of two years from the Effective Date, the Company, at its expense, shall cause its independent accounting firm to review, but not audit, the Company's financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company's quarterly report on Form 10-QSB and the mailing of quarterly financial information to stockholders, if applicable.

                  (aa) Restrictions on Acquisitions. During the one (1) year following the Closing Date, without the prior consent of the Underwriter, the Company shall not enter into any agreement to acquire any other business or the assets of any other business. The term "acquire" shall be broadly construed and shall include the acquisition of assets, the merger with or into another corporation or entity, whether directly by the Company or through a subsidiary, or the acquisition of stock or other equity interests, however defined, of another corporation, partnership, limited liability company, business trust, sole proprietorship or other entity of any kind or description.

         4.       Offering Expenses and Related Matters

                  (a) General. Whether or not the Public Offering is consummated, the Company will pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including without limiting the generality of the foregoing, (i) the preparation, printing, filing, and copying of the Registration Statement, Prospectus, this Agreement, blue sky memoranda, the Agreement Among Underwriter, if any, the Selected Dealers Agreement, and other underwriting documents, if any, and any drafts, amendments or supplements thereto, including the cost of all copies thereof supplied to the Underwriter in such quantities as reasonably requested by the Underwriter, the costs of mailing Prospectuses to offerees and purchasers of the Securities, and the out-of-pocket travel expenses of the Underwriter and counsel to the Underwriter or other professionals designated by the Underwriter to visit the Company's facilities or its counsel's offices for purposes of discharging due diligence responsibilities; (ii) the printing, engraving, issuance and delivery of certificates representing Common Stock and Warrants, including any transfer or other taxes payable thereon; (iii) the registration or qualification of the Securities under state securities or "blue sky" laws, including the reasonable fees and disbursements of counsel (regardless of whether such counsel is also counsel to the Underwriter, subject to the limitation set forth in Paragraph 4(c) of this Agreement) and filing fees in connection therewith; (iv) all reasonable fees and expenses of the Company's counsel and accountants; (v) all filing fees in connection with review of the terms of the Public Offering by the NASD; (vi) all costs and expenses of any listing of the Securities, Common Stock and Warrants on the SmallCap Market or the NNM and/or any other stock exchange and/or in Standard and Poor's Stock Guide and/or any other securities manuals;
(vii) all costs and expenses of four (4) bound volumes provided to the Underwriter and its counsel of all closing documents, paper exhibits, correspondence and records forming the materials included in the Public Offering; (viii) the reasonable costs and expenses of all pre-closing and post-closing advertisements relating to the

Public Offering (such as tombstone adds), in addition to fifteen (15) lucite cubes;(ix) all costs of holding informational meetings and "road shows;" and (x) all other costs and expenses incurred or to be incurred by the Company in connection with the transactions contemplated by this Agreement. The obligations of the Company under this Paragraph 4(a) shall survive any termination or cancellation of this Agreement.

                  (b) Non-Accountable Expense Allowance. In addition to the Company's responsibility for payment of the foregoing expenses, the Company shall pay to the Underwriter a non-accountable expense allowance equal to three percent (3%) of the gross proceeds of the Public Offering, including in such amount the proceeds from any sale of Option Units. The non-accountable expense allowance due shall be paid at the Closing Date and any Option Closing Date, as applicable, and shall include fees and disbursements of Underwriter's counsel (exclusive of legal fees for state registration and qualification as provided in Paragraph 4(c) of this Agreement), but shall not include fees of the Company's counsel, state registration filing fees, NASD filing fees, Nasdaq listing fees, printing and mailing to members of the underwriting or selling group, and any and all other expenses customarily paid by the issuer in a public offering of securities.

                  You hereby acknowledge your prior receipt from the Company of $________, which amount shall be applied to the non-accountable expense allowance due when and if the Public Offering is closed. If the Public Offering does not close, then any portion of such amount in excess of your accountable reimbursable expenses shall be returned promptly by you to the Company.

                  (c) Compliance with Blue Sky Laws. You shall determine in which states or jurisdictions the Securities shall be registered or qualified for sale. Copies of all applications and related documents for the registration or qualification of securities (except for the Registration Statement and Prospectus) filed with the various states shall be supplied to the Company's counsel not later than one business day following their transmission to the various states, and copies of all comments and orders received from the various states shall be made available promptly to the Company's counsel. Immediately prior to the Effective Date, counsel for the Underwriter shall advise counsel for the Company in writing of all states in which the offering has been registered or qualified for sale or has been canceled, withdrawn, or denied, the date of each such event, and the number of Securities registered or qualified for sale in each such state. The Company shall be responsible for the cost of state registration or qualification filing fees and the legal fees of Underwriter's counsel in connection with such filings, which filing fees are payable to Underwriter's counsel in advance of such filings. The legal fees payable by the Company with respect to blue sky filings by Underwriter's counsel shall be fifty thousand dollars ($50,000), of which twenty five thousand dollars ($25,000) has been paid. The Company hereby acknowledges that any remaining balance with respect to legal fees or blue sky filing fees is immediately due and payable.

         5.       Unit Purchase Option; Other Financial Arrangements

                  (a) Unit Purchase Option. On the Closing Date, the Company will sell to the Underwriter, for an aggregate price of $10, the Unit Purchase Option to purchase an aggregate of one hundred twenty thousand (120,000) Units from the Company at an exercise price equal to one hundred twenty percent (120%) of the public offering price of the Units. The Unit Purchase

Option and the underlying securities shall be non-transferable (other than to officers or partners of members of the underwriting or selling group or as otherwise may be permitted by the NASD) during the one (1) year period commencing on the Effective Date. The Unit Purchase Option and the terms of the underlying securities shall be exercisable for a period of four (4) years commencing one (1) year from the Effective Date. The Unit Purchase Option shall be in substantially the form provided by the Underwriter and filed as an Exhibit to the Registration Statement.

                  (b) M/A Agreement.

                           (i)      The Company hereby agrees that if, during
the five (5) year period commencing on the Effective Date, the Underwriter shall introduce to the Company another party or entity (the "Introduced Party"), and, as a result of such introduction, a Transaction is consummated with such Introduced Party, the Company shall pay to the Underwriter a finder's fee (the "Fee") equal to six percent (6%) of the first five million dollars ($5,000,000) of the consideration paid or received in such Transaction; plus five percent (5%) of the consideration in excess of five million dollars ($5,000,000) and up to six million dollars ($6,000,000); plus four percent (4%) of the consideration in excess of six million dollars ($6,000,000) and up to seven million dollars ($7,000,000); plus three percent (3%) of the consideration in excess of seven million dollars ($7,000,000) and up to eight million dollars ($8,000,000); plus two percent (2%) of the consideration in excess of eight million dollars ($8,000,000). As used in this Paragraph 5(b), a "Transaction" shall mean any of the following (i) the sale of all or substantially all of the assets and properties of the Company or all or substantially all of the stock of the Company, (ii) the merger or consolidation of the Company with or into any other corporation or other entity (other than a merger with a company owned or controlled by the Company), (iii) the acquisition by the Company of the assets or stock of another business entity in which the Company may be involved, or
(iv) a joint venture, licensing or marketing agreement or arrangement, however structured.

                           (ii)     The Fee shall be paid in cash at the closing
of the particular Transaction, regardless of whether the Transaction involves installment payments or the consideration paid includes securities or a combination of securities and cash; provided, however, that in the event that the Transaction is a marketing or license or other agreement pursuant to which a stream of revenue or cash receipts may be generated or other Transaction where it is impossible to determine the value of the consideration to be paid or received or in the event that there are contingent payments, the Fee shall be paid with respect to each payment at the same time as the payment is made or received, as the case may be, regardless of when the payment is received as long as the original agreement pursuant to which the payment is made was entered into during the five (5) year period commencing on the Effective Date. No modification of payment or other terms of any agreement shall impair the Underwriter's right to the Fee. In the event that the Transaction involves a merger or sale of assets or tender offer or sale of stock where the consideration is paid to any or all of the Company's stockholders, the consideration paid to such stockholders shall be included in the consideration paid or received for purposes of computing the Fee. All references to the Company in the context of a Transaction shall include Activeworlds.com, Inc., any of its present or future subsidiaries or any affiliate of the Company, regardless of whether such party shall pay or receive the consideration paid in the Transaction.

                           (iii) In determining the value of the consideration
paid or received, the following provisions shall apply:

                                 (A) Any securities which are regularly traded
on a securities exchange or in the over-the-counter market shall be valued at the average of the closing prices in the case of securities listed on the New York or American Stock Exchange or the Nasdaq Stock Market (or the closing bid price if there are no transactions on any of such days) or the average of the closing bid prices, as reported by Nasdaq or the National Quotation Bureau, Inc. or similar recognized reporting agency, in the case of securities not traded on such exchanges or in such markets on the ten (10) trading days prior to the earlier of (I) the date of the agreement or (II) in the event that a press release or other announcement is made by the Company and/or the Introduced Party concerning the Transaction and the consideration provided for in the agreement includes the transfer of a fixed number of securities, the date of such press release or announcement.

                                 (B) Any debt securities which are not
regularly traded on a securities exchange or on the over-the-counter market shall be valued at the principal amount thereof if such obligations bear a stated interest rate or, if no interest rate is stated, at the present value of the payments due, discounted using an interest rate equal to the prime rate of Chemical Bank in effect on the second business day prior to the closing date.

                                 (C) The consideration received in a joint
venture shall be based on the consideration paid to the joint venture by the Introduced Party plus any additional consideration paid by or on behalf of the joint venture partner to the Company.

                                 (D) In the event that the Transaction involves
the receipt by the Company of property or equipment the consideration shall be fair value of the property and equipment.

                                 (E) In the event that the fair market value of
any property cannot be determined pursuant to the application of Paragraph 5(b)(iii) of this Agreement and the Company and the Underwriter shall not be able to agree on a value, the value shall be determined by an appraiser jointly selected by the Company and the Underwriter.

                           (iv)  Notwithstanding anything in this Paragraph 5(b)
to the contrary, if the Company shall, within one hundred eighty (180) days immediately following the expiration of five (5) years from the Effective Date, consummate a Transaction with an Introduced Party which was introduced by the Underwriter to the Company during such five (5) year period, the Company shall pay the Underwriter the Fee in the same manner as is otherwise provided in this Paragraph 5(b).

         6. Conditions to the Obligations of the Underwriter. The obligation of Underwriter to purchase and pay for the Securities shall be subject to the accuracy in all material respects, as of the date of this Agreement and each Closing Date (whether the Closing Date with respect to the Firm Units or an Option Closing Date with respect to the Option Units), as if made on such Closing Date, of the representations and warranties of the Company contained in this Agreement and the following additional conditions:

                  (a) Effectiveness of Registration Statement.

                      (i) The Registration Statement shall have become effective not later than 5:30 P.M., Eastern Time, on the date of this Agreement, or such later time or date as shall have been consented to by you in writing (the "Effective Date").

                      (ii) On the Closing Date, no stop order suspending the effectiveness of the Registration Statement or the qualification or registration of the Securities under the blue sky laws of any jurisdiction (whether or not a jurisdiction specified by the Underwriter) shall have been issued, and no proceeding for that purpose shall have been initiated or shall be threatened or contemplated by the Commission or the authorities of any such jurisdiction.

                      (iii) Any request of the Commission or any such authorities for additional information to be included in the Registration Statement or Prospectus or otherwise shall have been complied with to the reasonable satisfaction of counsel for the Underwriter.

                  (b) Representations; Compliance with Agreement. The representations and warranties of the Company in this Agreement shall be true and correct on and as of the Closing Date, with the same effect as if made on the Closing Date, and the Company shall have complied with all the agreements and satisfied all the obligations required to be performed or satisfied by it at or prior to the Closing Date.

                  (c) No Untrue Statements. The Registration Statement and the Prospectus shall contain all statements required to be stated therein in accordance with the Securities Act and the Regulation and the Registration Statement and the Prospectus shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, since the Effective Date, there shall not have occurred any event required to be set forth in an amended or supplemented Prospectus that has not been so set forth (except any such statement or omission based upon information furnished in writing by or on behalf of the Underwriter for inclusion in the Registration Statement).

                  (d) No Material Change. Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as set forth or contemplated in the Prospectus, (i) there shall have been no material adverse changes with respect to the officers, directors, operations, capitalization, contractual obligations, legal proceedings, proposed use of proceeds from the sale of the Securities, business, plans or prospects, net assets or liabilities or obligations, properties, or any other aspect of the financial condition or results of operations of the Company or the Subsidiary,
(ii) neither the Company nor the Subsidiary shall have entered into any material transaction not in the ordinary course of business, (iii) neither the Company nor the Subsidiary shall have paid or declared any dividends or other distributions on its capital stock, (iv) the conduct of the business and operations of the Company and the Subsidiary shall not have been materially interfered with by strike, fire, flood, hurricane, accident or other calamity (whether or not insured), or by any court or governmental action, order or decree, and the properties of the Company and the Subsidiary shall not have sustained any material loss or damage (whether or not insured) as a result of any such occurrence, and (v) except as set forth in the Prospectus, there are no actions, suits, proceedings or investigations pending before any arbitrator, court or governmental agency, authority or body or, to the Company's Knowledge, threatened, to which the Company or the Subsidiary is a party or of which the business or property of the Company or the Subsidiary is the subject and which, if adversely decided, could reasonably be expected to have a material adverse affect on the business, property, condition (financial or otherwise), results of operations or general affairs of the Company or the Subsidiary, and there have been no material adverse development in any such suits, actions, proceedings or investigations.

                  (e) NASD. The NASD shall have indicated that it has no objection to the underwriting arrangements pertaining to the sale of the Securities by the Underwriter. No action shall have been taken by the Commission or the NASD the effect of which would make it improper, at any time prior to the Closing Date, for any member firm of the NASD to execute transactions (as principal or as agent) in the Securities, Common Stock or Warrants and no proceedings for the purpose of taking such action shall have been instituted or shall be pending, or, to the Underwriter's or the Company's Knowledge, shall be contemplated by the Commission or the NASD. The Company represents at the date of this Agreement, and shall represent as of the Closing Date or Option Closing Date, as the case may be, that it has no Knowledge that any such action is in fact contemplated by the Commission or the NASD.

                  (f) Certificates, Bylaws and Proceedings. The Company's Certificate of Incorporation and By-Laws, and all proceedings taken in connection with the authorization, issuance, or sale of the Securities as herein contemplated, shall be reasonably satisfactory in form and substance to you.

                  (g) Officers' Certificate. The Company shall have furnished to the Underwriter a certificate of the President and of the Chief Financial Officer of the Company, dated the day of the Closing Date, to the effect that each signer of such certificate has examined the Registration Statement, the Prospectus, and this Agreement, and confirming, in form satisfactory to the Underwriter, that the compliance by the Company of the conditions set forth in Paragraphs 6(a) through (d) of this Agreement have been satisfied.

                  (h) Opinion of Company Counsel. The Company shall have furnished to the Underwriter the opinion of Pepe and Hazard, LLP, counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to counsel to the Underwriter and substantially in the form of Exhibit A attached hereto. In rendering the opinion, such counsel may rely as to matters of fact, to the extent they deem proper, upon certificates of the Company's officers and governmental officials.

                  (i) Accountants' Letter. At the time this Agreement is executed and as of the Closing Date, Pannell Kerr Forster, PC, independent public accountants for the Company, shall have furnished to you a letter addressed to the Underwriter and dated the date of this Agreement or the Closing Date, as applicable, in form and substance previously approved by the Underwriter and its counsel.

                  (j) Agreements with Stockholders. The Underwriter shall have received the agreements, in form and substance satisfactory to the Underwriter, as contemplated by Paragraph 3(u) of this Agreement.

                  (k) Change in Capitalization. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any material adverse change or decrease in the capital stock or long-term debt obligations of the Company or any decreases in stockholders' equity, net assets or current net assets of the Company or any material adverse change in the financial position, revenues, expenses or results of operations of the Company or the Subsidiary, each as compared with the amounts shown in the most recent financial statements included in the Registration Statement, except as disclosed in the Prospectus, that makes it impractical or inadvisable in the reasonable judgment of the Underwriter to proceed with the Public Offering or the delivery of the Securities, as the case may be, as contemplated in the Prospectus.

                  (l) Other Agreements. The Company shall have executed and delivered to the Underwriter the Warrant Agreement and the Unit Purchase Option to purchase one hundred twenty thousand (120,000) Units.

                  (m) Opinion of Underwriter's Counsel. The Underwriter shall have received an opinion from Esanu Katsky Korins & Siger, LLP, counsel for the Underwriter, as to the organization of the Company, the validity of the Securities, the form of the Registration Statement and the Prospectus, and such other related matters as you may request, and such counsel shall have been furnished by the Company such papers and information as they request to enable them to pass upon such matters. It is understood that such counsel will express no opinion with respect to the financial statements and other financial, accounting, and statistical data included in the Registration Statement and the Prospectus. In rendering the foregoing opinion, such counsel shall be entitled to rely upon the opinion delivered to the Underwriter pursuant to Paragraph 6(h) of this Agreement as to matters of Federal securities law, and may rely as to matters of fact upon such certificates and other documents and information as they may reasonably request for purposes of such opinion.

                  (n) Other Information. Prior to the Closing Date, the Company shall have furnished to the Underwriter such further information, certificates, and documents in connection with the Company's obligations set forth in this Agreement as you may reasonably request.

                  If any of the conditions specified in this Paragraph 6 shall not have been fulfilled when and as required by this Agreement, this Agreement and all obligations of the Underwriter hereunder may be terminated by you at, or at any time prior to, the Closing Date. Notice of such termination shall be given to the Company in writing, or by facsimile transmission or telephone and confirmed in writing.

         7.       Indemnification

                  (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless Underwriter and each person who controls any Underwriter within the meaning of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act, or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact made by the Company in this Agreement, (ii) any untrue statement or alleged untrue statement of a material fact made by the Company contained in the Registration Statement, or any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or any amendment thereof or supplement thereto, or in any blue sky application or other document executed by the Company specifically for that purpose (or based upon written information furnished by the Company) filed in any state or other jurisdiction in order to qualify any of the Securities or other Securities under the securities laws thereof (any such application, document or information being referred to as a "Blue Sky Application"); or (iii) the omission or alleged omission to state in any such Registration Statement, Preliminary Prospectus or Prospectus, or amendment thereof or supplement thereto, or Blue Sky Application a material fact required to be stated therein or necessary to make the statements made therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending against any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein or omitted therefrom in reliance upon and in conformity with written information furnished to the Company by or on behalf of you or such Underwriter specifically for use in connection with the preparation thereof, and further provided, however, that the foregoing indemnity with respect to any untrue statement, alleged untrue statement, omission, or alleged omission contained in any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claims any of, damage, or liability purchased any of the securities that are the subject thereof (or to the benefit of any person who controls such Underwriter), if a copy of the Prospectus was not delivered to such person with or prior to the written confirmation of the sale of such security to such person. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

                  (b) Indemnification by Underwriter. Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed or signs the Registration Statement, and each person who controls the Company within the meaning of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act, or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or any amendment thereof or supplement thereto, or in a Blue Sky Application, or (ii) the omission or the alleged omission to state in any such Registration Statement, Preliminary Prospectus or Prospectus, amendment thereof or supplement thereto, or Blue Sky Application a material fact required to be stated therein or necessary to make the statements made therein not misleading, in each case to the extent, but only to the extent, that the same was made therein or omitted therefrom in reliance upon and in conformity with written information furnished to the Company by or on behalf of you or such Underwriter specifically for use in the preparation thereof, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending against any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability that the Underwriter may otherwise have.

                  (c) Claims. Within five (5) days after receipt by an indemnified party under Paragraph 7(a) or (b) of this Agreement of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; the failure so to notify the indemnifying party shall relieve the indemnifying party from any liability under this Paragraph 7 as to the particular item for which indemnification is then being sought, unless such indemnifying party has otherwise received actual notice of the action at least thirty (30) days before any answer or response is required by the indemnifying party in its defense of such action, but will not relieve it from any liability that it may have to any indemnified party otherwise than under this Paragraph 7. If any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof; provided, that if the defendants in any such action include both the indemnified party and the indemnifying party and either (i) the indemnifying party or parties agree, or (ii) representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is inappropriate under applicable standards of professional conduct because of actual or potential conflicting interests between them, then the indemnified party or parties shall have the right to select separate counsel to assume such legal defense and to otherwise participate in the defense of such action. The indemnifying party will not be liable to such indemnified party under this Paragraph 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed counsel in connection with the assumption of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel approved by the indemnifying party for all indemnified parties), (ii) the indemnifying party shall not have employed counsel to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. In no event shall an indemnifying party be liable under this Paragraph 7 for any settlement, effected without its written consent, which consent shall not be unreasonably withheld, of any claim or action against an indemnified party.

                  (d) Contribution. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) an indemnified party makes a claim for indemnification pursuant to Paragraphs 7(a) or (b) of this Agreement (subject to the limitations thereof) but is judicially determined, by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal, that such indemnification may not be enforced in such case notwithstanding that the provisions of this Paragraph 7 provide for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified or indemnifying party in circumstances for which indemnification is provided under Paragraphs 7(a) or (b) of this Agreement, then, and in each such case, the Company and the Underwriter shall contribute to the aggregate losses, claims, damages, or liabilities to which they may be subject (after contribution from all others) in such proportion so that the Underwriter is responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the Public Offering Price appearing thereon, and the Company is responsible for the remaining portion; provided, however, that if such allocation is not permitted by applicable law, then the relative fault of the Company and the Underwriter in connection with the statements or omissions that resulted in such losses, liabilities, claims, and damages and other relevant equitable considerations shall also be considered. The relative fault shall be determined by reference to, among other things, whether in the case of an untrue statement of a material fact or the omission to state a material fact, such statement or omission relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriter agree that it would not be just and equitable if the respective obligations of the Company and the Underwriter to contribute pursuant to this Paragraph 7(d) were to be determined by pro rata or per capita allocation of the aggregate damages (even if the Underwriter and their respective controlling persons in the aggregate were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this Paragraph 7(d). For purposes of this Paragraph 7(d), the term "damages" shall include any legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending against or appearing as a third party witness in any action or claim that is the subject of the contribution provisions of this Paragraph 7(d). Notwithstanding the provisions of this Paragraph 7(d), an Underwriter and its controlling persons collectively shall not be required to contribute any amount in excess of the difference between the total price of the Securities purchased by the Underwriter, directly or indirectly, from the Company pursuant to this Agreement and the amount of any damages that such Underwriter and its controlling persons collectively have been required to pay by reason of such untrue statement or omission other than pursuant to this Paragraph 7(d). No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For the purposes of this Paragraph 7(d), any person who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contributions as the Underwriter and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Company.

                           The foregoing contribution agreement shall in no way
affect the contribution liabilities of any person having liability under Section 11 of the Securities Act other than the Company and the Underwriter and persons controlling the Company or the Underwriter.

                           After receipt by any party to this Agreement of
notice of the commencement of any action, suit, or proceeding, such person will, if a claim for contribution in respect thereof is to be made against another party (the "contributing party"), notify the contributing party of the commencement thereof within a reasonable time thereafter, but the failure so to notify the contributing party will not relieve the contributing party from any liability that it may have to any party other than for contribution pursuant to this Paragraph 7(d). Any notice given pursuant to any other provision of this Paragraph 7 shall be deemed to be like notice pursuant to this Paragraph 7(d). If any such action, suit or proceeding is brought against any party, and such person notifies a contributing party of the commencement thereof, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified, subject to the provisions of Paragraph 7(c) of this Agreement.

                  (e) Survival. The respective indemnity and contribution agreements by the Underwriter and the Company contained in this Paragraph 7, and the covenants, representations and warranties of the Company set forth in this Agreement, shall remain operative and in full force and effect regardless of (i) any investigation made by the Underwriter or on their behalf or by or on behalf of any person who controls any Underwriter, by the Company or any controlling person of the Company or any director or any officer of the Company, (ii) acceptance of the Securities and payment therefor, or (iii) any termination of this Agreement, and shall survive the delivery of the Securities, and any successor to the Company or to any Underwriter or any person who controls any Underwriter or the Company, as the case may be, shall be entitled to the benefit of such respective indemnity and contribution agreements.

         8. Effectiveness. This Agreement shall become effective contemporaneously with the effectiveness of the Registration Statement, or at such date after the effective time of the Registration Statement as you, in your discretion, shall first release the Securities for sale to the public; provided, however, that the provisions of Paragraphs 4, 6, and 7 of this Agreement shall at all times be in full force and effect. For the purposes of this Paragraph 8, the Securities shall be deemed to have been released for sale to the public upon release by you after effectiveness of the Registration Statement of a newspaper advertisement relating to the Securities or upon release by you thereafter of telegrams advising securities dealers of the effectiveness of the Registration Statement, whichever shall first occur.

         9. Termination. This Agreement may be terminated, in your absolute discretion, by notice given to the Company prior to the Closing Date if the Company shall have failed, refused, or been unable, prior to the Closing Date, to perform any material agreement required to be performed by it hereunder, or if any other condition of the Underwriter's obligations hereunder required to be fulfilled by the Company is not fulfilled. In addition, this Agreement may be terminated, as set forth above, if, prior to the Closing Date, any of the following shall have occurred: (a) material governmental restrictions (not in force and effect on the date of this Agreement) have been imposed on trading in securities on the New York Stock Exchange or American Stock Exchange or in the over-the-counter market; (b) the determination by you that there shall have occurred a material adverse change, beyond normal fluctuations, in general financial market or economic conditions from such conditions on the date of this Agreement; (c) a material interruption in mail or telecommunications service or other general means of communications within the United States after the execution and delivery of this Agreement; (d) a banking moratorium has been declared by Federal or New York state authorities; (e) an outbreak of major international hostilities or other national or international calamity has occurred; (f) the passage by the Congress of the United States or by any state legislative body of any act or measure, or the adoption of any orders, rules, or regulations by any governmental body or executive or any authoritative accounting institute or board, that you believe will have a Material Adverse Effect on the business, financial condition, or financial statements of the Company or the distribution of the Securities or market for the Securities; or
(g) any material adverse change has occurred, since the respective dates of which information is given in the Registration Statement and Prospectus, in the condition of the Company, financial or otherwise, whether or not arising in the ordinary course of business. Any such termination shall be without liability of any party to any other party, except as provided in Paragraph 7 in this Agreement and except that the Company shall remain obligated to pay costs and expenses pursuant to Paragraph 4 in this Agreement. If you elect to prevent this Agreement from becoming effective, or to terminate this Agreement, as provided in this Paragraph 9, you shall promptly notify the Company by telecopier or telephone, and confirm by letter, and the Underwriter shall not be under any liability to the Company.

         10. Survival of Representations, Warranties, and Indemnities. The respective agreements, representations, warranties, and indemnities contained in this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of you, any Underwriter or the Company, or any of your or their respective officers or directors or controlling persons, and will survive delivery of and payment for the Securities and the Unit Purchase Option.

         11. Notices. All notices and other communications hereunder (unless otherwise expressly provided for in this Agreement) shall be in writing and shall be deemed given when delivered in person or by overnight courier service or Express Mail, on the business day (before 5:00 P.M.) transmitted if sent by facsimile transmission or similar means of communication if receipt if confirmed or if transmission is confirmed as otherwise provided in this Paragraph 11, or the fifth (5th) day after mailing if mailed if sent by registered or certified mail (return receipt requested) to the party to receive the same at the following addresses (or at such other address for a party as shall be specified by like notice):

         If to the Company:        Activeworlds.com.,Inc.
                                   95 Parker Street
                                   Newburyport, MA  01950
                                   Facsimile: (978) 499-0221
                                   Attention:  Richard F. Noll, President

         With a copy to:           Pepe & Hazard, LLP
                                   150 Federal Street, 28th Floor
                                   Boston, MA  02110-1745
                                   617-695-9255-Fax
                                   Attention: John A. Kostrubanic, Esq.

         If to the Underwriter:    HD Brous & Co., Inc.
                                   40 Cuttermill Road
                                   Great Neck, New York 11021
                                   Facsimile: (516) 773-1829
                                   Attention: Mr. Howard D. Brous, Chairman

         With a copy to:           Esanu Katsky Korins & Siger, LLP
                                   605 Third Avenue
                                   New York, New York 10158
                                   Facsimile: (212) 953-6899
                                   Attention: Asher S. Levitsky P.C.

         12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors. The terms "successor" and "successors and assigns" as used in this Agreement shall not include any buyer, as such, of any of the Securities from the Underwriter.

         13. Entire Understanding. This Agreement contains the entire understanding between the parties to this Agreement and supersedes any prior or contemporaneous oral or prior written agreement, understandings or letter of intent, and may not be modified or amended nor may any right be waived except by a writing signed by all parties in the case of a modification or amendment or the party to be charged in the case of a waiver. No course of conduct or dealing and no trade custom or practice shall be construed to modify any of the provisions of this Agreement.

         14. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original but all of which taken together shall constitute one and same agreement.

         15. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements executed and to be performed wholly within such State.

                  Please confirm, by signing and returning to the Company counterparts of this Underwriting Agreement, that the foregoing correctly sets forth the understanding between the Company and you, whereupon this Agreement will constitute a binding agreement among us.

                                         Very truly yours,

                                         ACTIVEWORLDS.COM, INC.


                                         By:
                                            -------------------------------
                                              Richard F. Noll, President

Confirmed and Accepted as of
the date first above-written:

HD BROUS & CO, INC.


By:
   -----------------------------
     Howard D. Brous, Chairman

                                                                   Exhibit A


                           Opinion of Company Counsel

         1. The Company and the Subsidiary (a) has been duly incorporated and is a validly existing corporation in good standing under the laws of the state of its incorporation, with full corporate power and authority to own and operate its properties and to carry on its business as set forth in the Registration Statement and Prospectus; (b) on the Effective Date has authorized and outstanding capital stock as set forth in the Prospectus, and (c) is duly licensed or qualified as a foreign corporation in Massachusetts and all other jurisdictions in which by reason of owning or leasing real property in such jurisdiction it is required to be so licensed or qualified except where failure to be so qualified or licensed would have no Material Adverse Effect.

         2. All of the outstanding shares of Common Stock are duly and validly authorized and issued and outstanding, fully paid and non-assessable, conform to the description set forth in the Prospectus and do not have any, and were not issued in violation of any, preemptive rights under the Company's certificate of incorporation or by-laws or any other agreement known to such counsel.

         3. The Company has authorized and reserved for issuance the shares of Common Stock issuable (a) upon exercise of the outstanding options or warrants (other than the Warrants) in accordance with the terms of the applicable options or warrants, (b) upon exercise of the Warrants, including Warrants issued upon exercise of the Unit Purchase Option, pursuant to the terms of the Warrants and the Warrant Agreement, and (c) upon exercise of the Unit Purchase Option, and when issued upon such exercise, such shares of Common Stock will be duly and validly authorized and issued, fully paid and non-assessable and not subject to any preemptive rights or rights of first refusal pursuant to the Company's certificate of incorporation or by-laws or other agreement known to such counsel.

         4. The shares of Common Stock included in the Units offered pursuant to the Prospectus (a) are duly and validly authorized and issued, fully paid and non-assessable, (b) have not been issued in violation of the pre-emptive rights or rights of first refusal pursuant to the Company's certificate of incorporation or any agreement known to such counsel and (c) are not subject to any liens, encumbrances, claims, security interests, stockholders agreements, voting trusts or restrictions on voting or transfer other than as disclosed in the Prospectus or as may be imposed under Federal and state securities laws.

         5. The Warrants and the Unit Purchase Option, when issued as provided in this Agreement and/or the Unit Purchase Option, will constitute the valid, binding and enforceable obligations of the Company, subject to bankruptcy, insolvency and other laws of general applications affecting the enforceability of creditors' rights and subject to the discretionary nature of any remedies in the nature of equitable relief and except that no opinion is given with respect to the indemnification and contribution provisions of the Underwriter's Warrants.

         6. The shares of Common Stock and Warrants included in the Units offered pursuant to the Prospectus, when issued pursuant to this Agreement upon payment of the consideration provided for in this Agreement, will, to such counsel's knowledge, be free of all liens, encumbrances, claims, security interests, restrictions (other than those disclosed in the

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

Prospectus or imposed by Federal or state securities laws), stockholders' agreements and voting trusts resulting from agreements known to such counsel to which the Company is a party.

         7. The shares of Common Stock issuable upon exercise of the Unit Purchase Option and upon exercise of the Warrants issuable upon exercise of the Unit Purchase Option have been duly and validly authorized for issuance, and when issued pursuant to the terms of the Unit Purchase Option and/or the Warrant Agreement, as the case may be, will be validly issued, fully paid and non-assessable; the Warrants issuable upon exercise as provided in the Unit Purchase Option, will constitute the valid and binding obligations of the Company, subject to bankruptcy, insolvency and other laws of general applications affecting the enforceability of creditors' rights and subject to the discretionary nature of any remedies in the nature of equitable relief in any legal or equitable action.

         8. Except as set forth in or contemplated by the Prospectus, to such counsel's knowledge, as of the date of this Agreement, there were no outstanding options, warrants or other rights providing for the issuance of any class of capital stock of the Company, or any security convertible into, or exchangeable for, any shares of any class of capital stock of the Company.

         9. To such counsel's knowledge, neither the filing of the Registration Statement nor the offering of the Units as contemplated by this Agreement gives rise to any registration rights or other rights, other than those which have been waived or satisfied, relating to the registration under the Act of any shares of Common Stock.

        10. The certificates evidencing the shares of Common Stock and Warrants are in proper legal form.

        11. To such counsel's knowledge, no consents, approvals, authorizations or orders of agencies, officers or other regulatory authorities are necessary for the valid authorization, issue or sale of the Securities pursuant to this Agreement, except such as may be required under the Securities Act, the Exchange Act or state securities or blue sky laws or pursuant to the NASD's rules, regulations and policies or as required under the regulations of the Nasdaq SmallCap Market.

        12. This Agreement, the Warrant Agreement and the Unit Purchase Option have been duly authorized and executed by the Company and constitute the valid and binding agreements of the Company, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency and other laws of general applications affecting the enforceability of creditors' rights and subject to the discretionary nature of any remedies in the nature of equitable relief and except that no opinion is given with respect to the provisions of Paragraph 7 of this Agreement.

        13. The Company has corporate power and authority to authorize, issue and sell the Securities on the terms and conditions set forth in this Agreement, the Warrant Agreement, the Unit Purchase Option, as the case may be, and in the Registration Statement and in the Prospectus, and the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement, the Warrant Agreement and the Unit Purchase Option and compliance by the Company with the terms of this Agreement, the Warrant Agreement and the Unit Purchase Agreement will not conflict with, or constitute a default under, the certificate of incorporation or by-laws of the Company or any indenture, mortgage, deed or trust, note or any other agreement or instrument known to such counsel to which the Company or the Subsidiary is a party or by which they or their respective businesses or their properties are bound, or, to such counsel's knowledge, any law, order, rule or regulation, writ, injunction or decree of any government, governmental instrumentality, or court having jurisdiction over the Company, the Subsidiary or their respective businesses or properties.

        14. Such counsel knows of no actions, suits or proceedings at law or in equity of a material nature pending, or to such counsel's knowledge, threatened, against the Company before or by any state commission, regulatory body, or administrative agency or other governmental body, wherein an unfavorable ruling, decision or finding would materially adversely affect the business or financial condition of the Company or which question either (a) the validity of the issuance of the Securities, the execution of the Underwriting Agreement, the Warrant Agreement or the Unit Purchase Option by the Company, or (b) any action taken or to be taken by the Company pursuant to the Underwriting Agreement, the Warrant Agreement or the Unit Purchase Option, which are not disclosed in or contemplated by the Prospectus.

        15. The Registration Statement has become effective under the Act.

        Furthermore, the Registration Statement and the Prospectus (except as to the financial statements and other financial, statistical and accounting information contained therein or omitted therefrom, as to which no opinion is expressed), comply as to form in all material respects with the requirements of the Act and the rules and regulations (the "Rules") of the Commission under the Securities Act. In passing upon the form of such documents, such counsel has assumed the correctness and completeness of the statements made or included therein by the Company and take no responsibility for the accuracy, completeness or fairness of the statements contained therein except insofar as such statements relate to the description of the Securities or relate to such counsel. However, in the course of the preparation by the Company of the Registration Statement and the Prospectus, such counsel had conferences with officers and directors of the Company in connection with the preparation of the Registration Statement and Prospectus, and, without independently verifying the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus and relying on the Company's officers regarding materiality, no facts have come such counsel's attention which gave such counsel reason to believe that the Registration Statement, as of the effective date thereof (except as to the financial statements and other financial, statistical and accounting information contained therein or omitted therefrom, as to which no opinion is expressed), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or that the Prospectus (except as to the financial statements and other financial, statistical and accounting information contained therein or omitted therefrom, as to which no opinion is expressed) contained any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel does not know of any documents which are required to be filed as exhibits to the Registration Statement which have not been so filed.

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